Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
WESTWOOD ONE
UPDATES STATUS OF CBS NEGOTIATIONS
AND ANNOUNCES EXECUTIVE MANAGEMENT CHANGES
New York, NY — July 12, 2007 — Westwood One, Inc. (NYSE: WON) announced today that it is continuing to work towards execution of definitive documentation regarding the modification and extension through 2017 of its various agreements with CBS Radio. Westwood is optimistic that it will finalize these new arrangements with CBS Radio in August 2007 and submit such documentation to Company stockholders for their approval in the fourth quarter of 2007, following the Company’s filing of a definitive proxy statement with the SEC.
There is no assurance that the extension of Westwood One’s various agreements with CBS Radio will be completed. UBS Investment Bank is continuing to advise the Company’s Strategic Review Committee in its negotiation and documentation of the CBS Radio agreements and the Committee’s mandate to explore avenues to enhance shareholder value.
Westwood One also announced today that it has hired Gary Yusko as Chief Financial Officer, effective July 16, 2007. Mr. Yusko held various positions with the Company from 1985 through 2006, and last actively served as the Company’s Executive Vice President Financial Operations. He replaces Andrew Zaref, who is leaving to pursue other opportunities.
In announcing Mr. Yusko’s appointment, Peter Kosann, President and CEO of Westwood One, said, “We are pleased to have Gary Yusko rejoin Westwood One. As the Company continues to reposition itself in anticipation of its evolving relationship with CBS Radio, Gary’s historical knowledge of our Company and the industry as a former and now current member of senior management will be indispensable. We thank Andrew for his contributions to the Company over the past several years.”
Gary Yusko stated, “I am thrilled to return to Westwood One. I look forward to working with Westwood’s dedicated employees, management and its Board of Directors to improve the Company’s operating performance and increase shareholder value.”
In connection with the anticipated modification of the Company’s agreements with CBS Radio, including the cessation of the Company’s Management Agreement with CBS Radio, the Company announced that Mr. Kosann, a CBS Radio employee, will leave the Company shortly after the completion of the Company’s transaction with CBS Radio, but in any event no earlier than December 31, 2007 and no later than March 18, 2008. The Company will commence a search for a CEO shortly.
The Company also announced that, effective immediately, David Hillman assumes the newly created role of Chief Administrative Officer. In addition to continuing to serve as EVP, Business Affairs and General Counsel, Mr. Hillman will have overall responsibility for the Company’s corporate development and strategic direction and will assist the CEO in overseeing the day-to-day operations of the Company.
Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, and live events including: The NFL and the Super Bowl; NCAA Football; NCAA Basketball and the Final Four; The NHL; The GRAMMY Awards; the Academy of Country Music Awards; CBS, CNN and NBC News; the Radio Factor with Bill O’Reilly; and more. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One is managed by CBS Radio.

Forward Looking and Other Information
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; significant modifications to the Company’s agreements with CBS Corporation; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the year ending December 31, 2006. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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Contact:	Peter Sessa	Westwood One	212.641.2053 peter_sessa@westwoodone.com